UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2026

ZAPATA QUANTUM, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 9, 2026, Zapata Quantum, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). At the 2026 Annual Meeting, the Company’s stockholders voted (i) to elect three directors to hold office for one-, two, or three-year terms, and in each case until their respective successors are elected and qualified (Proposal 1); (ii) approve one or more amendments to the Company’s Certificate of Incorporation, in each case to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) within a range of one-for-two through one-for 50 for purposes of achieving the requisite minimum price per share necessary to comply with the listing requirements of a national securities exchange operated by The Nasdaq Stock Market, LLC or the New York Stock Exchange (Proposal 2); (iii) to ratify the selection of Weinberg & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3); (iv) to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (Proposal 4); (v) recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers, with the Board’s recommendation of a frequency of three years (Proposal 5); and (vi) to approve an adjournment of the 2026 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the 2026 Annual Meeting to approve any of the proposals presented for a vote at the 2026 Annual Meeting (Proposal 6), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 14, 2026.

Of the 234,170,076 votes constituting the outstanding voting power of the Company, 148,463,029 votes were represented at the 2026 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of stockholders at the 2026 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect three directors to hold office for one-, two, or three-year terms, and in each case until their respective successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sumit Kapur	139,792,581	71,624	8,598,824
William E. Klitgaard	139,788,168	76,037	8,598,824
Clark Golestani	139,716,306	147,899	8,598,824

Proposal 2. The Company’s stockholders voted to approve one or more amendments to the Company’s Certificate of Incorporation, in each case to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio to be determined in the Board’s discretion within a range of one-for-two through one-for 50 for purposes of achieving the requisite minimum price per share necessary to comply with the listing requirements of a national securities exchange operated by The Nasdaq Stock Market, LLC or the New York Stock Exchange. There were no broker non-votes on this proposal.

Votes For	Votes Against	Abstentions
144,666,524	3,029,085	767,420

Proposal 3. The Company’s stockholders voted to ratify the selection of Weinberg & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2026. There were no broker non-votes on this proposal.

Votes For	Votes Against	Abstentions
147,458,955	64,145	939,929

Proposal 4. The Company’s stockholders voted to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
138,593,117	310,521	960,567	8,598,824

Proposal 5. The Company’s stockholders voted to recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers, with the Board’s recommendation of a frequency of three years. There were no broker non-votes on this proposal.

One Year	Two Years	Three Years	Abstentions
9,040,354	9,928,823	120,138,727	756,301

Proposal 6. The Company’s stockholders voted to approve the adjournment of the 2026 Annual Meeting, if necessary, to permit further solicitation and vote of proxies, with 145,999,526 votes for, 1,597,218 votes against and 866,285 abstentions. There were no broker non-votes on this proposal. Because there were sufficient votes at the time of the 2026 Annual Meeting to approve each of Proposals 1 through 5, adjournment of the 2026 Annual Meeting was not necessary.

Following the Company’s receipt of the voting results on Proposal 5, the Company has determined to proceed with a frequency for voting on executive compensation of every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2026

ZAPATA QUANTUM, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer